SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                             _________________

                                 FORM 8-K

                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934



   Date of report (Date of earliest event reported): October 24, 1997



                    COMCAST CABLE COMMUNICATIONS, INC.
         --------------------------------------------------------
          (Exact Name of Registrant as Specified in its Charter)

Delaware                         333-30745               23-2175755
---------------               ---------------            ---------------
(State or Other              (Commission File            (IRS Employer
Jurisdiction of                   Number)                Identification No.)
Incorporation)

          1500 Market Street, Philadelphia, PA        19102-2148
          -------------------------------------------------------
         (Address of principal executive offices)      (Zip Code)


     Registrant's telephone number, including area code (215) 665-1700


Item 1. Changes In Control of Registrant.

       (a) Comcast Cable Communications, Inc., a Delaware corporation ("Comcast Cable"), is a wholly-owned subsidiary of Comcast Corporation, a Pennsylvania corporation ("Comcast"). As of September 30, 1997, Sural Corporation, a Delaware corporation ("Sural"), owned 1,845,037 shares of Comcast Class A Common Stock and 8,786,250 shares of Comcast Class B Common Stock, constituting approximately 82% of the voting power of the two classes of Comcast's voting Common Stock combined. On October 24, 1997, Ralph
       J. Roberts, the Chairman of the Board of Comcast, gifted shares of Class A Common Stock of Sural to his son, Brian L. Roberts, the President and a director of Comcast. As a result of the gift, Brian
       L. Roberts has sole voting power over stock representing a majority of voting power of all Sural stock, and therefore, effectively controls Comcast and its subsidiaries, including Comcast Cable, Comcast Cellular Holdings, Inc. and Comcast UK Cable Partners Limited, which are also subject to the reporting requirements of the Securities Exchange Act of 1934.

       (b) Not applicable.


                                 SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: October 27, 1997                   COMCAST CABLE COMMUNICATIONS, INC.



                                          By: /s/ Arthur R. Block
                                          ----------------------------------
                                          Arthur R. Block
                                          Vice President and Senior Deputy
                                             General Counsel